August 21, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Ladies and Gentlemen,

We have read Item 4.01 of Surgery Partners, Inc.’s Form 8-K dated August 21, 2024, and agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP